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                              RITE AID CORPORATION
                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 12 day of June, 2001, by and between Rite Aid Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, and each purchaser, whose name and address is set forth on the signature page hereof, together with their permitted transferees (the "Purchasers").

                  WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares ("Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"); and

                  WHEREAS, the Company proposes to enter into this same form of purchase agreement with certain other investors (collectively, the "Other Purchasers") and to consummate sales of Shares to the Other Purchasers on substantially the same terms and conditions. The term "Placement Agent" shall collectively mean Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

                  NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers do hereby agree as follows:

                  1. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 2 herein), the Company will, subject to the terms and conditions of this Agreement, sell to the Purchasers, and the Purchasers will, subject to the terms and conditions of this Agreement, buy from the Company, the number of Shares set forth on the signature page hereto at a purchase price of $7.50 per Share (the "Purchase Price").

                  2. Delivery of the Shares at the Closing. The closing of the sale to, and the purchase by, the Purchasers of the Shares (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, simultaneously with Closing of the Refinancing (as defined herein) (the "Closing Date"). Prior to the time of Closing, the Company shall deliver to one or more custodians for the Purchasers, one or more certificates registered in the name of the nominee of the custodian, evidencing the Shares (the "Share Certificates") against delivery to the Company of the aggregate Purchase Price. The custodians will execute such documents reasonably necessary to evidence receipt of such Share Certificates. If for any reason, the Closing does not occur within twenty-four hours of the Company's delivery to the custodians of the Share Certificates, the custodians shall immediately return such Share Certificates to the Company or an authorized representative thereof. At the Closing, the Company will deliver to the Purchaser (i) the Legal Opinions set forth in Section 3.22 herein, (ii) an executed copy of the Registration Rights Agreement (as defined herein), and
(iii) the Officer's Certificate set forth in Section 6.1(e) herein. At the Closing, the Purchasers will deliver to the Company (i) the aggregate Purchase Price in immediately available funds to an account designated by the Company in writing, and (ii) an executed copy of the Registration Rights Agreement (as defined herein).

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                  As used herein, the term "Refinancing" shall mean the
Company's refinancing of its Senior Credit Agreement dated as of June 12, 2000 on terms and conditions not materially less favorable to the Company than the terms of that certain bank commitment letter attached as Exhibit A hereto and without the waiver by the Agents (as such term is defined in the Commitment Letter) of any material condition contained therein (the "Commitment Letter").

         3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

                  3.1 Organization. The Company is duly organized and validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement (as defined herein) and to consummate the transactions contemplated hereby and thereby. Each subsidiary of the Company listed on
Exhibit 21 to the 2001 10-K (as defined herein) (collectively, the "Subsidiaries") is duly organized and except for those Subsidiaries included on
Schedule 3.1 herein, is validly existing and in good standing under their respective jurisdiction of organization.

                  3.2 Validity. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, corporate or otherwise, on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.

                  3.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement, and, when issued, sold and delivered in accordance with this Agreement against payment therefore of the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer set forth under this Agreement. The issuance of the Shares is not subject to preemptive rights.

                  3.4 Capital Stock. As of June 1, 2001 and without giving effect to the transactions contemplated by this Agreement and the proposed agreements with Other Purchasers, the authorized capital stock of the Company consisted of (i) 600,000,000 shares of Common Stock, of which approximately 403,761,696 shares were issued and outstanding and (ii) 20,000,000 shares of preferred stock, of which 3,360,237 shares of Series B Preferred Stock were outstanding. The outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable law. None of the outstanding shares of Common Stock or Preferred Stock are entitled to cumulative voting rights or preemptive rights. Except as set forth on Schedule 3.4 hereto, the Company has outstanding no option, warrant or other commitment to issue or to acquire any shares of its capital stock or any security or obligations convertible into or exchangeable for its capital stock, nor has it given any person or entity any right to acquire from the Company or sell to the Company any shares of its capital stock. Schedule 3.4 hereto sets forth as of the date hereof the outstanding shares of Common Stock, assuming the exercise of all outstanding options and warrants, the conversion of all securities or obligations convertible into or exchangeable for shares of its Common Stock and the issuance of the maximum number of shares of Common Stock subject to outstanding commitments of the Company.

                                       2

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                  3.5 Compliance with Other Instruments. Neither the execution and delivery by the Company of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor the issuance and sale of the Shares will (a) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject,
(b) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of its respective properties, (c) result in the creation under any agreement or instrument of any lien, security interest, encumbrance or other claim upon any of the respective assets of the Company or any Subsidiary, or (d) create in any person or entity any right to terminate any agreement with the Company or otherwise exercise any rights against the Company or cause any payment or performance obligation of the Company to be accelerated, except in each case (a-d) as would not, individually or in the aggregate have a material adverse effect on the business, results of operations, prospects or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted) ("Material Adverse Effect").

                  3.6 Governmental Consents. No consent, approval or authorization of, or declaration or filing with, any governmental authority or agency or any securities exchange on the part of the Company is required for the valid execution and delivery of this Agreement and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby, or the valid offer, issue, sale and delivery of the Shares pursuant to this Agreement other than the filings with the Securities and Exchange Commission required to comply with its obligations under the Registration Rights Agreement. The Company is not in violation of any of the listing requirements of the New York Stock Exchange, except where such violation would not, individually or in the aggregate, have a material adverse effect on (i) the Shares, (ii) the ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement, or (iii) the assets, business, properties or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted).

                  3.7 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001 (the "2001 10-K"); (ii) the Company's Preliminary Proxy filed with the Securities and Exchange Commission (the "SEC") on May 21, 2001 (the "Preliminary Proxy"); (iii) the Company's Definitive Proxy filed with the SEC on May 31, 2001 (the "Definitive Proxy"); and (iv) and any other document filed by the Company with the SEC since October 11, 2000 through the Closing Date (together with the 2001 10-K, the Preliminary Proxy and the Definitive Proxy, the "SEC Documents") pursuant to its reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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                  3.8 Environmental and Safety Laws. Neither the Company nor any
Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect, and to the best of the Company's knowledge, no material expenditures are or are reasonably expected to be required in order to comply with any such existing statute, law, or regulation.

                  3.9 Litigation. Except as disclosed in the SEC Documents or on
Schedule 3.9 hereto, there is no action, suit, proceeding, or investigation pending, or to the Company's knowledge, currently threatened against the Company or any Subsidiary that questions the validity of this Agreement or the Registration Rights Agreement, or the Company's ability to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a Material Adverse Effect.

                  3.10 Compliance With Laws. Except as disclosed in the SEC Documents or on Schedule 3.9 hereto, neither the Company nor any Subsidiary has received any notification from any governmental entity (i) asserting a violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of their respective business; (ii) threatening to revoke any license, franchise permit or government authorization; or (iii) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.11 Changes. Except for transactions contemplated by this Agreement and the Registration Rights Agreement, or as disclosed in the SEC Documents or on Schedule 3.11 hereto, and other than transactions conducted in the ordinary course of business, since March 3, 2001, there has not been:


                  (a) any change in the assets, liabilities, financial condition, or operating results of the Company, that have not been and are not expected to be, individually or in the aggregate, materially adverse to the assets, business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

                  (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company;

                  (e) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any key employee, officer, director or stockholder;

                  (g) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable or contested by the Company in good faith;

                  (k) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business, except for certain short term loans made by the Company to its officers described on Schedule 3.11 hereto;

                  (l) any declaration, setting aside, or payment of any dividend or other distribution of the Company's assets in respect of any of the Company's capital stock, except for dividends paid-in-kind on outstanding Series B Preferred Stock or any dividends payable on the proposed Series C Preferred Stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                  (m) any other event or condition of any character that would reasonably be expected to have a Material Adverse Effect; or

                  (n) any agreement or commitment by the Company to do any of the things described in this Section 3.11.

                  3.12 Integration. Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) nor any person, firm or corporation acting on its behalf, has directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act. For purposes of Sections 3.12, 3.14 and
3.20 of this Agreement, we have assumed that the Placement Agents (i) will not solicit offers for or offer Common Stock by any form of general solicitation or general advertising (as those terms are defined in Regulation D of the Securities Act), and (ii) will solicit offers for Common Stock only from, and will offer Common Stock only to, institutional investors that it reasonably believes to be "Accredited Investors" as defined in Rule 501(a)(1), (2), (3), or
(7) under the Securities Act.

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                  3.13 Permits. Each of the Company and the Subsidiaries has all
franchises, permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted by it, except for those franchises, permits, licenses the lack of which would not have a Material
Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently conducted or proposed to be conducted. Neither the Company nor any Subsidiary is in default under any such franchisees, permits, license or other similar authority except where such default would not have a Material Adverse Effect.

                  3.14 Offering. Assuming the truth and accuracy of the Purchasers' representations and warranties set forth in this Agreement, the offer and sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereof that would cause the loss of such exemption.

                  3.15 Intellectual Property. Each of the Company and the Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for their respective business as now conducted and as proposed to be conducted without conflict with, or infringement of, the rights of others, except where the failure to have such rights, individually or in the aggregate, would not have a Material Adverse Effect.

                  3.16 Employee Relations. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between the Company and its employees. To the best of its knowledge and except as disclosed in the SEC Documents, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with the Company, nor does the Company have any present intention to terminate the employment of any of the foregoing.

                  3.17 Additional Information. Since October 11, 2000, the Company has timely filed, and at the Closing Date, the Company will have timely filed, all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act. The Company represents and warrants that as of their respective filing dates, the information contained in the 2001 10-K (without exhibits) and the Definitive Proxy, complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the 2001 10-K and the Definitive Proxy, except for the failure to include certain financial information as described therein, and neither the 2001 10-K nor the Definitive Proxy (including all exhibits included in the 2001 10-K and the Definitive Proxy and all financial statements and schedules thereto and documents incorporated by reference therein), at the time they were respectively filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                  3.18 Terms of Other Purchasers' Agreements. Except as set
forth on Schedule 3.18 herein and other than certain closing mechanics and covenants related to publicity and the use of such Other Purchaser's name, the terms, conditions, rights and benefits contained in this Agreement and the Registration Rights Agreement are the same terms, conditions, rights and benefits as those contained in the Other Purchasers' Stock Purchase Agreement and Registration Rights Agreement, or any other similar agreement. Except as set forth on Schedule 3.18 herein, neither the Company nor any underwriter acting on behalf of the Company has entered into any separate agreement with any Other Purchaser to provide different or more favorable terms, including, but not limited to terms that provide any Other Purchaser liquidity for the Shares, or any form of compensation or value in the event the filing or effectiveness of any the registration statements required by the Registration Rights Agreement is delayed, or withdrawn, or suspended; provided, however, that this representation shall not include that certain Stock Purchase Agreement dated May 17, 2001, by and between the Company and Transamerica Investment Management, LLC and the Other Purchasers named therein.

                  3.19 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission for which the Purchasers will be liable in connection with the execution of this Agreement or the transactions contemplated hereby.

                  3.20 Offering of Securities. Neither the Company nor any person, firm or corporation acting on its behalf has sold or offered the Shares or any similar securities of the Company to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person or persons in such manner as would subject the offering, issuance or sale of any of the Shares to the provisions of Section 5 of the Securities Act. Neither the Company nor any person, firm or corporation acting on behalf of the Company has taken or will take any action which would subject the offering, issuance or sale of any of the Shares to the provisions of Section 5 of the Securities Act.

                  3.21 Investment Company Status. Neither the Company nor any Subsidiary is, or upon consummation of the sale of the Shares will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  3.22 Legal Opinions. At the Closing, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, will deliver its legal opinion to the Purchasers with respect to (i) the Company's due incorporation and valid existence under the laws of the state of Delaware; (ii) the due execution, authorization and delivery of this Agreement and the Registration Rights Agreement; (iii) corporate power and corporate authority to execute and deliver this Agreement and the Registration Rights Agreement; (iv) no violation of the Company's Certificate of Incorporation or Bylaws or certain specified laws; (v) enforceability of this Agreement and the Registration Rights Agreement; (vi) no registration of the Shares; and (vii) the Shares are duly authorized, fully paid and non-assessable, each of such opinions in (i) through (vii) subject to customary qualifications, assumptions and carve-outs for a transaction of this nature. At the Closing, the Senior Executive Vice President and General Counsel of the Company will deliver its legal opinion to the Purchasers with respect to no violation of material contracts of the Company, such opinion subject to customary qualifications, carve-outs and assumptions for a transaction of this nature.

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         4. Representations, Warranties and Covenants of the Purchasers. Each
Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company as follows:

                  4.1 Organization. The Purchaser is validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.

                  4.2 Validity. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, corporate, trust or otherwise, on the part of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable against it in accordance with their terms.

                  4.3 Governmental Consents. No consent, approval, authorization, waiting period or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby.

                  4.4 Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser represents that by reason of the business and financial experience of its management, the Purchaser has the capacity to evaluate the risks and merits of, and make an informed decision with regard to, an investment in the Company and the transactions contemplated by this Agreement. The Purchaser further represents that the Purchaser is able to bear the economic risk of an investment in the Shares, and has an adequate income independent of any income produced from an investment in the Shares and has sufficient net worth to sustain a loss of all of its investment in the Shares without economic hardship if such a loss should occur.

                  4.5 Accredited Investor. The Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

                  4.6 Access to Information. The Company has made available to the Purchaser all reports, schedules, forms, statements and other documents filed by the Company with the SEC from October 11, 2000 through the Closing Date pursuant to the reporting requirements of the Exchange Act, and the Purchaser has received physical delivery of all such documents, records and information which the Purchaser has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares.

                  4.7 Advice of own Counsel. The Purchaser has, with respect to all legal matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of the Purchaser's own counsel and has not relied upon or consulted the counsel to the Placement Agent or counsel to the Company.

                  4.8 Restrictions on Dispositions. The Purchaser understands and agrees that the Shares have not been, and will not upon issuance be registered under the Securities Act, and each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law. The Purchaser covenants that the Purchaser shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate and understands that the Company shall refuse to register any transfer of Shares not complying with the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE ASSIGNED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER

                  4.9 Acquisition for Own Account. The Purchaser is acquiring the number of Shares set forth on the signature page hereto, for its own account and for investment and not with a view toward distribution in a manner which would violate the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the rules and regulations thereunder and any applicable state securities laws. The Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, not relied upon any representations or other information (whether oral or written) other than the representations and warranties of the Company contained herein.

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                  4.10 Permitted Transfer. The Purchasers may transfer Shares to any fund or account advised by the Purchaser or any affiliate thereof if the transferee is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended) and agrees in writing to be bound by the terms hereof.

         5. Negative Covenants of the Company. From the date hereof through the Closing Date, the Company shall, except as contemplated by this Agreement or the Commitment Letter, or as consented to by the Purchaser or reasonably necessary to consummate the Refinancing, operate its business in the ordinary course and substantially in accordance with past practice. From the date hereof through the Closing Date, the Company shall promptly advise the Purchaser of any change that is reasonably likely to cause a representation or warranty to be untrue, cause a covenant to be unsatisfied, or would have a Material Adverse Effect. Nothing contained in this Section 5 will prevent the Company from consummating any additional debt-for-equity exchanges, or any sale of the Company's equity or debt securities or the other transactions, in each case, as contemplated by or required by the Commitment Letter.

         6. Conditions of Parties' Obligations.

                  6.1 Conditions of the Purchaser's Obligations. The obligations of the Purchaser under Sections 1 and 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchaser.

                  (a) Continued Accuracy of the Company's Covenants, Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

                  (b) Consents and Waivers. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any stock exchange or of any third party that are required in connection with the issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

                  (c) No Material Adverse Change. There shall be no material adverse change in the business, properties, prospects, or assets of the Company from and after the date of this Agreement.

                  (d) Consummation of the Refinancing. The Company shall simultaneously with the Closing, consummate the Refinancing.

                  (e) Officer's Certificate. The Company shall have delivered to the Purchasers, a certificate dated the Closing Date, executed by the Senior Executive Vice President and General Counsel of the Company, certifying the satisfaction of the conditions specified in (a), (b), (c) and (d) of this Section 6.1.

                  (f) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement (as defined herein).

                  (g) Legal Opinions. The Company shall have delivered to the Purchasers, the Legal Opinions set forth in
                           Section 3.22 herein.

                  6.2 Conditions of the Company's Obligations. The obligations of the Company under Sections 1 and 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.

                  (a) Continued Accuracy of Purchaser's Covenants, Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

                  (b) Consents and Waivers. All authorizations, approvals, permits, or the expiration of any waiting periods, if any, of any governmental authority or regulatory body of the United States or of any state or any stock exchange or of any third party that are required in connection with the purchase of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

                  6.3 Conditions of Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (i) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement, and (ii) any provision of any applicable law or regulation, or any judgment, injunction, order or decree prohibiting or enjoining the transactions contemplated by this Agreement.

         7. Survival of Representations, Warranties and Agreements. The covenants and agreements of the Company contained herein shall survive the Closing; provided, however, notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and the Purchasers herein shall survive until the later of
(i) twelve months from the Closing Date, and (ii) one hundred and eighty days after the effective date of the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement). Any claim for indemnification made pursuant to Section 11 herein arising out of the inaccuracy or breach of any representation or warranty must be made prior to the termination of the applicable survival period, in which case such representation or warranty which is the subject of such claim shall survive with respect to such claim until the final resolution hereof.

         8. Registration Rights Agreement. Simultaneous with the execution and delivery of this Agreement, the Company and the Purchasers will enter into a registration rights agreement in substantially the form attached as Exhibit B hereto (the "Registration Rights Agreement").

         9. Broker's Fee. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of any Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement or the transactions contemplated hereby. Each Purchaser acknowledges that the Company will pay to the Placement Agent a fee in respect to the sale of the Shares to the Purchaser.

         10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a)  if to the Company, to:

                       Rite Aid Corporation
                       30 Hunter Lane
                       Camp Hill, Pennsylvania  17011
                       Attn: Elliot S. Gerson, Esq.
                             Senior Executive Vice President and General Counsel

                       with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       4 Times Square
                       New York, New York  10036
                       Attn:  Stacy J. Kanter, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and (b) if to any Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         11. Indemnification.

             (a) The Company will indemnify each Purchaser, each of its directors, officers, agents, employees, representatives and controlling persons against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of any inaccuracy or breach or any representation or warranty made by the Company (for as long as such representations and warranties survive pursuant to Section 5 hereof), or the breach of any of the agreements or covenants contained in this Agreement, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 11 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

             (b) Each Purchaser, severally and not jointly, shall indemnify the Company, each of its directors, officers, agents, employees, representatives and controlling persons against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of any inaccuracy or breach of any representation or warranty made by the Purchaser (for as long as such representatives and warranties survive pursuant to Section 5 herein), or the breach of any of the agreements or covenants contained in this Agreement, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 11 shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Purchaser (which consent shall not be unreasonably withheld).

             (c) Each party entitled to indemnification under this Section 11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense with counsel reasonably acceptable to and paid for by the Indemnifying Party but otherwise at the Indemnified Party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11 to the extent such failure is not materially prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (d) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         12. Termination. Either party to this Agreement may terminate this Agreement by giving written notice to such other non-terminating party if the Closing has not occurred by July 13, 2001; provided, however, that the right to terminate this Agreement under this Section 12 shall not be available to any party who is in breach of this Agreement and such breach has not been waived by the other party hereto, or whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before July 13, 2001. If this Agreement is terminated pursuant to this Section 12, then all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other party; provided, however, that Sections 21, 24 and 26 shall survive any termination of this Agreement.

         13. Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively) only with the written consent of the Company and the Purchaser.

         14. Headings and Subheadings. The headings and subheadings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement and are not to be considered in interpreting or construing this Agreement.

         15. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law provisions thereof.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         18. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8 shall be deemed effective service of process on such party.

         19. No Implied Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         20. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         21. Expenses. Each of the Company and the Purchasers shall pay and be responsible for all of its respective fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the Company will pay at the Closing, reasonable legal fees and expenses of one counsel representing all of the Purchasers, in an amount not to exceed $35,000; provided, however, that if the Closing does not occur and the failure of the Closing to occur is a result of the breach of this Agreement by the Purchasers which breach has not been waived by Company, or the Purchaser's failure to fulfill any obligation under this Agreement, then the Company shall not have any liability for any fees or expenses of the Purchasers.

         22. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

         23. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         24. Publicity. Except as required by law or by obligations pursuant to any listing agreement with, or requirement of, any national securities exchange or national quotation system on which the Common Stock is listed, admitted to trading or quoted, the Company shall not, without the prior written consent of the Purchaser make any public announcement or issue any press release which includes the name of the Purchaser or any Affiliate of the Purchaser with respect to the transactions contemplated by this Agreement. The Company agrees that it will not use in advertising or publicity the names of the undersigned, any of its partners or employees, any of the funds or accounts managed by it or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof, in any case without the prior written consent of the Purchaser.

         25. Listing of Shares on the New York Stock Exchange. The Company shall promptly take all action reasonably necessary in order to list the Shares on the New York Stock Exchange.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                              RITE AID CORPORATION


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

PURCHASER

Print or Type: Name of Purchaser
               (Individual or Institution): Bessent Global Equity Master Name and Title of Individual(s) representing Purchaser (if an
Institution):

Name:  Arthur S. Ainsberg
Title: Chief Operating Officer
       Bessent Capital LLC


                          Number of Shares
                          to be Purchased                     Aggregate Price
                      -----------------------              ---------------------
                             2,310,000                          $17,325,000


Signature by:         Individual Purchaser or Individual(s)
                      representing Purchaser:

                      ----------------------------
                      Name:  Arthur S. Ainsberg
                      Title: Chief Operating Officer
                             Bessent Capital LLC

Address:             Bessent Capital LLC
                     900 Third Avenue
                     New York, New York 10022

                              RITE AID CORPORATION


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



PURCHASER

Print or Type:    Name of Purchaser
                  (Individual or Institution):  Quantum Partners Bessent Global
Name and Title of Individual(s)
representing Purchaser (if an
Institution):

Name:  Arthur S. Ainsberg
Title: Chief Operating Officer
       Bessent Capital LLC


                         Number of Shares
                         to be Purchased                      Aggregate Price
                     -----------------------               ---------------------
                             358,000                             $2,685,000


Signature by:         Individual Purchaser or Individual(s)
                      representing Purchaser:

                      ----------------------------
                      Name:  Arthur S. Ainsberg
                      Title: Chief Operating Officer
                             Bessent Capital LLC

Address:             Bessent Capital LLC
                     900 Third Avenue
                     New York, New York 10022

                                    EXHIBIT A
                                COMMITMENT LETTER

                                    EXHIBIT B
                          REGISTRATION RIGHTS AGREEMENT

                                  SCHEDULE 3.1


Thrifty Wilshire, Inc
Reads, Inc.
Leader Drugs, Inc.
Rite Aid of Massachusetts, Inc.
The Muir Company
PL Xpress Inc.

                                  SCHEDULE 3.4
                                  CAPITAL STOCK

Rite Aid Common Stock Outstanding as of June 1, 2001:                                              403,761,696

3,360,237 Series B, $100 Par, Preferred Stock Convertible to Common Stock
     at $5.50 per Share:                                                                            61,095,218

In the Money Stock Options (a)                                                                      44,787,450
                                                                                                 -------------

     Common Stock on a Fully diluted Basis as of June 1, 2001:                                     509,644,364

Debt for Equity Exchanges Agreed to and Priced but Not Yet Settled:

               Exchange of RCF Facility for stock                                                    8,562,174 (b)
               Exchange of RCF Facility for stock                                                   12,654,598 (b)
                                                                                                 -------------
                                                                                                    21,216,772
                                                                                                 -------------

     Common Stock on a Pro Forma Fully diluted Basis as of June 1, 2001:                           530,861,136
                                                                                                 =============

(a)  Includes 37.4 million shares which are not yet vested.

(b)  May be issued initially as Series C Convertible Preferred Stock.

Not Included in the Above Total  are the Following:

A. $152,016,000 of 5.25% Convertible Subordinated Noted due 2002 that are convertible into 27.672 shares of common stock per $1,000 note.

B. Warrants held by J. P. Morgan to purchase 2,500,000 shares of Rite Aid common stock at $11.00 per Share.

C.   Private debt for equity exchanges that were agreed to but not yet priced:

                      $31,500,000 Exchange of 10.5% Notes Due 9/15/02 for stock $15,300,000 Exchange of 10.5% Notes Due 9/15/02 for stock
                       $2,200,000  Exchange of RCF Facility for stock
                      $14,477,000  Exchange of Bank Debt for stock
                       $6,504,000  Exchange of 10.5% Notes Due 9/15/02 for stock
                      $10,000,000  Exchange of 10.5% Notes Due 9/15/02 for stock
                      -----------
                      $79,981,000

D.   Shareholder suit settlement for 20,000,000 shares of common stock.

E. 3,000,000 common stock purchase warrants proposed to be issued in connection with the exchange of $152 million of the Company's 10.5% Senior Secured Notes for a new series of 12.5% Senior Secured Notes due 2006.

F. 7,559,599 stock options that are not in the money including 1,583,750 shares not yet vested.

G.   26,573,426 shares of common stock to be issued for $150 million.

                                  SCHEDULE 3.9
                                   LITIGATION


                  Federal Investigations

                  There are currently pending federal governmental investigations, both civil and criminal, by the SEC and the United States Attorney, involving our financial reporting and other matters. We are cooperating fully with the SEC and the United States Attorney. We have begun settlement discussions with the United States Attorney for the Middle District of Pennsylvania. The United States Attorney has proposed that the government would not institute any criminal proceedings against the Company if we enter into a consent judgment providing for civil penalty payable over a period of years. The amount of the civil penalty has not been agreed to and there can be no assurance that a settlement will be reached or that the amount of such penalty will not have a material adverse effect on our financial condition and results of operations.

                  The U.S. Department of Labor has commenced an investigation of matters relating to our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our common stock. Purchases of our common stock under the plan were suspended in October 1999. In January 2001, we appointed an independent trustee to represent the interests of these plans in relation to the company and to investigate possible claims the plans may have against us. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against us. The investigations, with which we are cooperating fully, are ongoing and we cannot predict their outcomes. In addition, a purported class action lawsuit on behalf of the plans and their participants has been filed by a participant in the plans in the United States District Court for the Eastern District of Pennsylvania.

                  These investigations and settlement discussions are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain contracts and licenses that are material to our operations may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages or other monetary remedies assessed against us, including a settlement, could also have a material adverse effect on our results of operations, financial condition and cash flows.

                  Stockholder Litigation

                  We, certain of our directors, our former chief executive officer Martin Grass, our former president Timothy Noonan, our former chief financial officer Frank Bergonzi, and our former auditor KPMG LLP, have been sued in a number of actions, most of which purport to be class actions, brought on behalf of stockholders who purchased our securities on the open market between May 2, 1997 and November 10, 1999. All of these cases have been consolidated in the U.S. District Court for the Eastern District of Pennsylvania. On November 9, 2000, we announced that we had reached an agreement to settle the consolidated securities class action lawsuits pending against us in the U.S. District Court for the Eastern District of Pennsylvania and the derivative lawsuits pending there and in the Delaware Court of Chancery. Under the agreement, which has been submitted to the U.S. District Court for the

Eastern District of Pennsylvania for approval, we will pay $45 million in cash, which will be fully funded by our officers' and directors' liability insurance, and issue shares of common stock in 2002. The shares will be valued over a 10 day trading period in January 2002. If the value determined is at least $7.75 per share, we will issue 20 million shares. If the value determined is less than $7.75 per share, we have the option to deliver any combination of common stock, cash and short-term notes, with a total value of $155 million. As additional consideration for the settlement, we have assigned to the plaintiffs all of our claims against the above named executives and KPMG LLP. Several members of the class have elected to "opt-out" of the class and, as a result, if the settlement is approved by the court, they will be free to individually pursue their claims. Management believes that their claims, individually and in the aggregate, are not material.

                  Drug Pricing and Reimbursement Matters

                  On October 5, 2000, we settled, for an immaterial amount, and without admitting any violation of the law, the lawsuit filed by the Florida Attorney General alleging that our non-uniform pricing policy for cash prescription purchases was unlawful under Florida law.

                  The filing of the complaint by the Florida Attorney General, and our press release issued in conjunction therewith, precipitated the filing of a purported federal class action in California and several purported state class actions, all of which (other than those pending in New York that were filed on October 5, 1999 and those pending in California that were filed on January 3, 2000 ) have been dismissed. A motion to dismiss the action in New York is currently pending. On May 30, 2001, a complaint filed in New Jersey in which the plaintiff made similar allegation and which the trial court dismissed for failing to state a claim upon which relief could be based was reinstated by the appellate court. We believe that the remaining lawsuits are without merit under applicable state consumer protection laws. As a result, we intend to continue to vigorously defend against them and we do not anticipate that if fully adjudicated, they will result in an award of damages. However, such outcomes cannot be assured and a ruling against us could have a material adverse effect on the financial position and results of operations of the company as well as necessitate substantial additional expenditures to cover legal costs as we pursue all available defenses.

                  We are being investigated by multiple state attorneys general for our reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. We are supplying similar information with respect to these matters to the Department of Justice. We believe that these investigations are similar to investigations which were, and are being, undertaken with respect to the practices of others in the retail drug industry. We also believe that our existing policies and procedures fully comply with the requirements of applicable law and intend to fully cooperate with these investigations. We cannot, however, predict their outcomes at this time.

                  An individual acting on behalf of the United States of America, has filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania under the Federal False Claims Act alleging that we defrauded federal health care plans by failing to appropriately issue refunds for partially filled prescriptions and prescriptions which were not picked up by customers. The Department of Justice has not decided whether to join this lawsuit, as is its right under the law, and its investigation is continuing. We have filed a motion to dismiss the complaint for failure to state a claim.

                  If any of these cases result in a substantial monetary judgment against us or is settled on unfavorable terms, our results of operations, financial position and cash flows could be materially adversely affected.

                  Store Management Overtime Litigation

                  We are a defendant in a class action pending in the California Superior Court in San Diego with three subclasses, comprised of our California store managers, assistant managers and managers-in-training. The plaintiffs seek back pay for overtime not paid to them and injunctive relief to require us to treat our store management as non-exempt. They allege that we decided to minimize labor costs by causing managers, assistant managers and managers-in-training to perform the duties and functions of associates for in excess of forty hours per week without paying them overtime. We believe that in-store management were and are properly classified as exempt from the overtime provisions of California law. On May 21, 2001, we entered into a Memorandum of Agreement with the plaintiffs under which, subject to approval of the court, we will settle this lawsuit for a maximum of $25.0 million, a charge for which was taken in fiscal 2000. The settlement amount is payable in four equal installments of 25%, the first of which is payable upon final court approval of the settlement and the balance is payable six, 12 and 18 months thereafter.

                  Other

                  We are subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of our management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on our financial condition, results of operations or cash flows if decided adversely.

                                  SCHEDULE 3.11
                                     CHANGES


                              Rite Aid Corporation
                   Restricted Stock Loans issued 5/01-6/15/01

                                                  Vested                                                  In Rate:
           Name                     SS#           Shares        Gross Income          Total W/H           Loan Amt.
---------------------------    --------------    ----------    ----------------     ---------------    ----------------

Lovett                         ###-##-####        10,000            $84,500.00          $28,096.25          $28,096.25
                                                 -------         -------------       -------------       -------------
Nonss.16B Officer                                 10,000            $84,500.00          $28,096.25          $28,096.25
                                                 -------         -------------       -------------       -------------
Gerson                         ###-##-####        12,500           $106,750.00          $47,877.38          $47,877.38
Hall                           ###-##-####        36,591           $312,487.14         $140,150.49         $140,150.49
Jessick                        ###-##-####       124,622         $1,064,271.88         $477,325.94         $477,325.94
Mastrian                       ###-##-####        12,500           $106.750.00          $47,877.38          $47,877.38
Miller                         ###-##-####       382,387         $3,265,584.98       $1,464,614.87       $1,464,614.87
Sammons                        ###-##-####       247,841         $2,116,562.14         $949,278.13         $949,278.13
Sari                           ###-##-####         8,750            $74,725.00          $33,514.17          $33,514.17
Sorkin                         ###-##-####         8,750            $74,725.00          $33,514.17          $33,514.17
Standley                       ###-##-####       124,622         $1,064,271.88         $477,325.94         $477,325.94
                                                 -------         -------------       -------------       -------------
       ss.16B Officers                           958,563         $8,186,128.02       $3,671,478.47       $3,671,478.47
                                                 -------         -------------       -------------       -------------
       Total Loan
Amounts                                          968,563         $8,270,628.02       $3,699,574.72       $3,699,574.72
                                                 =======         =============       =============       =============

[RESTUB]


                                                       4.25%
           Name                     SS#              Interest           Total
---------------------------    --------------     --------------   ----------------

Lovett                         ###-##-####              $107.96         $28,204.21
                                                    -----------      -------------
Nonss.16B Officer                                       $107.96         $28,204.21
                                                    -----------      -------------
Gerson                         ###-##-####             $2074.90         $49,952.28
Hall                           ###-##-####             $6073.80        $146,224.29
Jessick                        ###-##-####           $20,686.22        $498,012.16
Mastrian                       ###-##-####            $2,074.90         $49,952.28
Miller                         ###-##-####           $63,473.06      $1,528,087.93
Sammons                        ###-##-####           $41,139.55        $900,417.68
Sari                           ###-##-####            $1,452.43         $34,966.60
Sorkin                         ###-##-####            $1,452.43         $34,966.60
Standley                       ###-##-####           $20,686.22        $498,012.16
                                                    -----------      -------------
       ss.16B Officers                              $159,133.49      $3,830,591.97
                                                    -----------      -------------
       Total Loan
Amounts                                             $159,221.45      $3,858,796.18
                                                    ===========      =============

                                  SCHEDULE 3.19
                          OTHER PURCHASERS' AGREEMENTS

The obligations of the Putnam Purchasers, Fidelity Purchasers and American Century Purchasers are several and not joint.